Exhibit 14.1

Consent of independent auditor

We agree to the inclusion in this Form 1-A, of our report on the financial statements of OS New Horizon - Personal Computing Solutions Ltd., dated April 14, 2016.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A member firm of Deloitte Touche Tohmatsu

April 14, 2016

April 14, 2016

POMM Inc.

We agree to the inclusion in this Form 1-A, of our report on the financial statements of POMM Inc., dated April 14, 2016.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A member firm of Deloitte Touche Tohmatsu